UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

Lifeward Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Cabot Rd., Hudson, MA	01749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +508.251.1154

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act	Trading Symbol	Name of each exchange on which registered
Ordinary shares, no par value	LFWD	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Appointment of Directors

On August 14, 2026, the Board of Directors (the “Board”) of Lifeward Ltd. (the “Company”) appointed Yonason Greenwald and Haggai Zamir, each to serve as a Class III Director, with an initial term expiring at the Company’s 2026 Annual Meeting of Shareholders. Mr. Greenwald will serve as a member of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and Mr. Zamir will serve as a member of the Nominating and Corporate Governance Committee.

On August 20, 2026, the Board appointed Avraham Gabay to serve as a Class III Director, with an initial term expiring at the Company’s 2026 Annual Meeting of Shareholders. Mr. Gabay will also serve as Chair of the Board.

As compensation for services as a director, each of Mr. Greenwald, Mr. Zamir and Mr. Gabay will be entitled to standard compensation available to non-employee directors of the Company as disclosed under “Director Compensation” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 18, 2026. There are no arrangements or understandings between each of Mr. Greenwald,   Mr. Zamir and Mr. Gabay and any other person pursuant to which each such individual was selected as a director. Other than with respect to the above-described arrangements, there are no transactions in which Mr. Greenwald, Mr. Zamir or Mr. Gabay have an interest requiring disclosure under Item 404(a) of Regulation S-K, and Mr. Greenwald, Mr. Zamir and Mr. Gabay do not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Resignation of Director

On August 20, 2026, Nadav Kidron notified the Board of his decision to step down from the Board, effective immediately. The departure of Mr. Kidron did not result from any disagreement with the Company on any matter relating to its operations, policies or practices. The Company extends its deepest gratitude to Mr. Kidron for his distinguished service to the Board and lasting contributions to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lifeward Ltd.
Dated: August 20, 2026	By:	/s/ Almog Adar
	Name:	Almog Adar
	Title:	Chief Financial Officer